Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-197884) pertaining to the Skullcandy, Inc. Amended and Restated Skullcandy, Inc. 2011 Incentive Award Plan
(2)Registration Statement (Form S-8 No. 333-194607) pertaining to the Skullcandy, Inc. Nonqualified Inducement Stock Option Grant Notice and Stock Option Agreement
(3) Registration Statement (Form S-8 No. 333-188532) pertaining to the Skullcandy, Inc. Nonqualified Inducement Stock Option Grant Notice and Stock Option Agreement and Skullcandy, Inc. Inducement Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement
(4) Registration Statement (Form S-8 No. 333-175734) pertaining to the Skullcandy, Inc. Amended and Restated 2005 Stock Plan; the Skullcandy, Inc. 2008 Equity Incentive Plan; and the Skullcandy, Inc. 2011 Incentive Award Plan
of our reports dated March 4, 2016, with respect to the consolidated financial statements of Skullcandy, Inc. and the effectiveness of internal control over financial reporting of Skullcandy, Inc. included in this Annual Report (Form 10-K) of Skullcandy, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Salt Lake City, Utah
March 4, 2016